UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

Incannex Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41106	93-2403210
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: +61 409 840 786

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	IXHL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2025, Incannex Healthcare Inc. (the “Company”) entered into a private placement (the “Private Placement”) pursuant to a securities purchase agreement (“Purchase Agreement”) with certain institutional investors (the “Purchasers”) for the purchase and sale of approximately $12.5 million in gross proceeds of 9,687,045 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for a purchase price of $1.08 per share of Common Stock (and, in lieu thereof, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,887,045 shares (the “Pre-Funded Warrant Shares”) of Common Stock) at a price of $1.0799 per Pre-Funded Warrant and Series A common stock warrants (the “Series A Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 11,574,090 shares of Common Stock, subject to adjustment as described therein (the “Series A Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) of Common Stock at an initial exercise price of $2.16 per share. The Shares, the Series A Warrants, Series A Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are collectively referred to as the “Securities.” The entire transaction was priced at the market under Nasdaq rules.

The Series A Warrants are exercisable following stockholder approval and expire two and one-half (2.5) years after the date of stockholder approval. The exercise price and number of shares of Common Stock issuable upon exercise of the Series A Warrant are subject to adjustment for recapitalizations and similar events and based on the trading price of the Common Stock for certain periods following the stockholder approval, each as described in the Series A Warrant. Adjustment of the Series A Warrant exercise price is currently subject to a floor price of $1.08 per share and will be adjusted to a floor price of $0.216 per share following stockholder approval. Under the alternative cashless exercise option, the holder of the Series A Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series A Warrant multiplied by (y) 3. The Pre-Funded Warrants are exercisable for shares of Common Stock for a nominal exercise price of $0.0001 per Pre-Funded Warrant Share, are immediately exercisable upon issuance and expire when exercised in full. The Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation (4.99%/9.99%); provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 9.99%.

In connection with the Private Placement, the Company entered into a registration rights agreement with the Purchasers on March 7, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to use reasonable best efforts to register the Securities for resale within thirty (30) days of the filing date of the registration statement (or, in the event of a “limited review” or “full review” seventy-five (75) days) and also agreed to call a special meeting of stockholders no later than sixty (60) days following the closing of the Private Placement for the approval of (i) the issuance of the Series A Warrant Shares and adjustments to the exercise price and shares in the Series A Warrants as required pursuant to the rules and regulations of the Nasdaq Stock Market LLC, and (ii) for an increase in the authorized number of shares of Common Stock as may be required for the full exercise of the Series A Warrants.

On March 7, 2025, the Company also entered into a placement agency agreement (the “Placement Agreement”) with R.F. Lafferty & Co., Inc. (“R.F. Lafferty”) as the sole placement agent in connection with the Private Placement (the “Placement Agent”). As compensation to the Placement Agent, the Company will pay the placement agent placement commission equal to 7.0% of the aggregate gross proceeds from the Private Placement. In addition, the Company agreed to reimburse the placement agent for certain of out-of-pocket expenses, including for reasonable legal fees and disbursements for its counsel as specified in the Placement Agreement.

The Purchase Agreement, Registration Rights Agreement and Placement Agreement contain representations and warranties, indemnification rights, agreements and obligations. The Private Placement closed on March 10, 2025. The Company received approximately $11.3 million in net proceeds from the Private Placement, after deducting Placement Agent fees and other expenses and prior to the repayment of convertible debentures. The Company intends to use the net proceeds from the Private Placement to fund its ongoing clinical trials and research and development efforts. The proceeds will also be used for the repayment of outstanding convertible debentures, as working capital, and for general corporate purposes.

The Securities have not been registered under the Securities Act of 1933, as amended, and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

The foregoing summary of the terms and conditions of each of the Series A Warrant, Pre-Funded Warrant, Securities Purchase Agreement, Registration Rights Agreement, Placement Agreement is subject to, and qualified in its entirety by reference to the full text of such agreement, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the each of the Securities is incorporated herein by reference.

Item 8.01. Other Events.

On March 7, 2025, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the Private Placement. A copy of the Pricing Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Pre-Funded Warrant
10.1*	Form of Securities Purchase Agreement
10.2*	Form of Registration Rights Agreement
10.3	Form of Placement Agency Agreement
99.1	Press Release, dated March 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Incannex Healthcare Inc.

Dated: March 10, 2025	By:	/s/ Joel Latham
Joel Latham
Chief Executive Officer and President

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